UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 9, 2007

CORECARE SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24807	22-2840367
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

111 N. 49TH ST., Philadelphia, PA	19139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 471-2358

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8 :  OTHER EVENTS:

On July 9, 2007 certain of the creditors petitioned for involuntary bankruptcy of the Company’s wholly owned subsidiary, Kirkbride Realty Corporation.  Kirkbride Realty Corporation is the  owner of the 21 acre Campus known as the Blackwell Human Services Campus.  The Campus of approximately 420,000 square feet leases space to its major tenant Kirkbride Center, a behavioral health care provider operated by another wholly owned subsidiary of CoreCare, as well as other third party tenants.  Although   Kirkbride Realty has reached full occupancy and  is realizing an operating  profit, Kirkbride Realty has not been able to refinance its first mortgage prior to maturity.

The bankruptcy affected only Kirkbride Realty Corporation, none of the other CoreCare subsidiaries are directly effected.  Kirkbride Center continues to operate as the major tenant and does not anticipate any adverse effect on its operations

Kirkbride Realty Corporation took ownership of the property in July 2004 as a result of Kirkbride Center’s approved Plan of Reorganization.  This Plan called for transfer of the property to a newly formed corporation to separate real estate activities from the health care operations.  At the time of the transfer the first mortgage was extended to May, 2007.  The first mortgage was held by Kirkbride Holdings LLC.  As of July 9, 2007 the first mortgage balance was $14,450,000.  The property also has a second mortgage for the benefit of the Unsecured Creditor’s Trust of $4,450,000.  Other secondary liens from the Internal Revenue Service, Commonwealth of Pennsylvania and City of Philadelphia on the property total approximate $4,800,000.

In December 2006 the Company listed the property for sale with Marcus & Millichap and subsequently signed a Purchase & Sale Agreement.  Closing on the sale of the property, scheduled for July 7, 2007, could not be effected however due to the Buyer’s inability to secure timely financing.  To avoid foreclosure the Company was  preparing for bridge financing of its first mortgage while simultaneously negotiating a transition agreement with its current mortgage holder.  Despite notice of  the involuntary bankruptcy, Realty is continuing its negotiations with all of the above noted parties.

The Corporate Office of CoreCare Systems, Inc is located at the Blackwell Human Services Campus, 111 North 49th Street, Philadelphia, PA  19139.  The Corporate Office can be reached at 215-471-2358.  Information on the Company can be accessed at its web site, www.kirkbridecenter.com

ITEM 9.01:  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.    Press Release Dated July 13, 2007.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORECARE SYSTEMS, INC.

By: ___________________________
Thomas T. Fleming,
Date: July 13, 2007	Chairman & CEO